UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 23, 2012

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

ITEM 8.01 OTHER EVENTS

On February 23, 2012, the Company issued a press release announcing that its partner Auxilium Pharmaceuticals, Inc. (“Auxilium”) has entered into a partnership with Actelion Pharmaceuticals Ltd. (“Actelion”) for the development, commercialization and supply of XIAFLEX® for the treatment of Dupuytren’s contracture and Peyronie’s disease in Canada, Australia, Brazil and Mexico. The Company will receive a certain percentage of the $10 million upfront fee paid by Actelion to Auxilium as well as a certain percentage of the up to $16 million in potential regulatory, pricing and reimbursement milestone payments and $42.5 million in potential sales milestone payments payable to Auxilium under the agreement. The Company will also receive royalties from net sales and payments on costs of goods sold in Actelion's territories from Auxilium, which will be a specified percentage of what Auxilium receives from Actelion.

A press release regarding the announcement is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release dated February 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2012	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/ Thomas L. Wegman
Thomas L. Wegman
President